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                                                                     EXHIBIT 5.5

Watts, Griffis and McOuat
Consulting Geologists and Engineers

                                                                    July 5, 2006


                                CONSENT OF FIRM

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

                 RE: MIRAMAR MINING CORPORATION (THE "COMPANY")
            REGISTRATION STATEMENT ON FORM F-10 -- CONSENT OF EXPERT

In connection with the Company's registration statement on Form F-10, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended (the "Registration Statement"), I, Joe Hinzer, P.Geo, President, on behalf of WATTS, GRIFFIS AND MCOUAT LIMITED ("WGM"), hereby consent to the use of WGM's name in connection with references to WGM's involvement in the preparation of a technical report entitled "A Technical Review of the Hope Bay Gold Project, West Kitikmeot, Nunavut Territory, Canada (Revised) for Miramar Mining Corporation" dated June 28, 2006 (the "Technical Information"), and to references to the Technical Information, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of information derived from the Technical Information in the Registration Statement.

Dated this 5th day of July, 2006.


Sincerely,

                                            WATTS, GRIFFIS AND MCOUAT LIMITED


                                            /s/ Joe Hinzer
                                            ---------------------------------
                                            Per: Joe Hinzer, P.Geo.
                                            President

JH/ls



WATTS, GRIFFIS AND McOUAT LIMITED
Suite 400 o 8 King Street East o Toronto o Canada o M5C 1B5
Tel: (416) 364-6244 o Fax: (416) 864-1675 o Email: wgm@wgm.on.ca o
Web: www.wgm.on.ca